Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 12, 2021, in the Registration Statement (Form S-1) and related Prospectus of Turing Holding Corp. dated August 20, 2021.

/s/ Ernst & Young LLP

Chicago, Illinois

August 20, 2021